Exhibit 21.1
LIST OF SUBSIDIARIES

Entity Name	Place of Business/ Country of Incorporation

Emergência Participações S.A.	Brazil
Ambipar Response S.A.	Brazil
Ambipar Insurance - Correta de Seguros Ltda	Brazil
Ambipar Response Insurance - Atendimento a Seguros Ltda	Brazil
Ambipar Response Chile SpA	Chile
Ambipar Response Chile S.A.	Chile
Ambipar Peru SAC	Peru
Ambipar Response Training S.A.	Chile
Ambipar Response Mineros e Integrales S.A.	Chile
Ambipar Uruguay S.A.	Uruguay
Ambipar Colombia S.A.S	Colombia
Ambipar Response Colombia S.A.S	Colombia
Ambipar Response Mexico S. de R.L. de C.V.	Mexico
Ambipar Holding USA, INC	United States of America
Ambipar Response Texas, LLC	United States of America
Ambipa Response Alabama, LLC	United States of America
Ambipar Response Florida, LLC	United States of America
Ambipar Response Colorado, Inc	United States of America
Ambipar Response EMS, Inc	United States of America
Ambipar Response Northwest, Inc.	United States of America
Ambipar Response PERS, LLC	United States of America
Ambipar Response Training Center ARTC, Inc	United States of America
Witt O'Brien"s LLC	United States of America
Witt O'Brien's Payroll Management LLC	Delaware
O'Brien's Response Management, L.L.C.	Delaware
Witt O'Brien's Insurance Services, LLC	New Jersey
Witt O'Brien's USVI, LLC	U.S. Virgin Islands
Witt O’Brien’s PR LLC	Puerto Rico
Strategic Crisis Advisors LLC	Georgia
Navigate Communications Pte. Ltd.	Singapore
Navigate Response (Asia) Pte. Ltd.	Singapore
Navigate PR Limited	England and Wales
Navigate Response Limited	England and Wales
Ambipar Holdings UK Limited	United Kingdom
Groco 404 Limited	United Kingdom
Ambipar Site Service Limited	United Kingdom
Ambipar Holding Ireland Limited	Ireland
Ambipar Response Ireland Limited	Ireland
Ambipar Howells Consultancy Limited	United Kingdom
Ambipar Response Limited (Reino Unido)	United Kingdom
Ambipar Response Limited (Irlanda)	Ireland
Ambipar Holding Canadá, INC	Canada
Ambipar Response Industrial Services Inc	Canada
Ambipar Response Industrial Services G Inc.	Canada
Ambipar Response Emergency Services Canada F Inc	Canada
Ridgeline Canada Inc	Canada

DFA Contracting Ltd	Canada
JM Serviços Integrados S.A.	Brazil
JM Serviços e Locações S.A.	Brazil
Lacerda & Lacerda Serviços de Transportes e Emergências Ambientais Ltda	Brazil
Desentupidora Belo Ltda	Brazil
Ambipar Response Gás Ltda	Brazil
Ambipar Response Dracares Apoio Marítimo e Portuário S.A.	Brazil
Ambipar Response Marine S.A.	Brazil
Ambipar Response Maritime Services PDA S.A.	Brazil
Ambipar Flyone Serviço Aéreo Especializado, Comércio e Serviço S.A.	Brazil
RG Response S.A.	Brazil
RG Consultoria Técnica Ambiental Brasil Ltda	Brazil
Ambipar Response Espírito Santo S.A.	Brazil
Ambipar Response Environmental Services Ltda	Brazil
Ambipar Response Orbitgeo Ltda	Brazil
Ambipar Response OGTEC Facilities Ltda	Brazil
Ambipar Response Wastewater Control Ltda	Brazil
Ambipar Response Geoweb Ltda	Brazil
Ambipar Response Geociências Ltda	Brazil
Ambipar Response Analytical S.A.	Brazil
Ambipar Response Fauna e Flora Ltda	Brazil
Ambipar Response Environmental Consulting Offshore S.A.	Brazil
Ambipar Response Remediation S.A.	Brazil
Ambipar Response Remediation Ltda	Brazil
RMC2 Soluções Ambientais Ltda	Brazil
Fênix Emergências Ambientais Ltda	Brazil
APW Ambiental e Transporte Ltda	Brazil
Ambipar Response Tank Cleaning S.A.	Brazil
Ambipar C-Safety Comércio, Indústria e Serviços Ltda	Brazil
Ambipar Response Industrial Services S.A.	Brazil
Ambipar Response Industrial Robot S.A.	Brazil
Ambipar Response Emergency Medical Services R S.A.	Brazil
Ambipar Response Emergency Medical Services H S.A.	Brazil
Ambipar Response Emergency Medical Services S S.A.	Brazil